Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Daniel Foley, Chief Financial Officer of Complete Solaria, Inc. (the “Company”), certifies that, to the best of his knowledge:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2025	/s/ Daniel Foley
Daniel Foley
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

This certification accompanies the Annual Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Annual Report), irrespective of any general incorporation language contained in such filing.